HAWKINS ACCOUNTING

CERTIFIED PUBLIC ACCOUNTANT                  341 MAIN STREET SALINAS, CA.93901
                                             (831) 759-2480 FAX (831) 759-2482






                 CONSENT OF THE INDEPENDENT AUDITOR



As the independent auditor for Organic Soils.com, Inc., I hereby consent to the incorporation by reference in this Form SB2 Statement of my report, relating to the financial statements and financial statement schedules of Organic Soils.com, Inc. for the years ended December 31, 2001 and 2000 and the unaudited financial statements from January 1, 2002 through March 31, 2002 included of Form SB2. The report is dated June 10, 2002.


/s/ Hawkins Accounting